EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

In connection with the accompanying Annual Report on Form 10-K/A of Loop Industries, Inc. for the year ended February 28, 2025, the undersigned, Daniel Solomita, President and Chief Executive Officer of Loop Industries, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K/A for the year ended February 28, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K/A for the year ended February 28, 2025, fairly presents, in all material respects, the financial condition and results of operations of Loop Industries, Inc.

Date: May 30, 2025	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer (principal executive officer)